Exhibit 10.4

OMNIBUS AMENDMENT

This OMNIBUS AMENDMENT (this “Amendment”) is dated as of July 7, 2022 (the “Effective Date”), by and among MISSION HOLDINGS US, INC., a Colorado corporation (the “Company”), and the investors listed on Exhibit A attached to this Amendment (collectively, the “Investors”).

WHEREAS, the Company is a party to that certain Preferred Stock Purchase Agreement, dated as of May 20, 2022, by and among the Company and the Investors party thereto (as amended, restated, or modified from time to time, the “Purchase Agreement”).

WHEREAS, the Company is a party to that certain Right of First Refusal and Co-Sale Agreement, dated as of May 20, 2022, by and among the Company and the Investors party thereto (as amended, restated, or modified from time to time, the “ROFR Agreement”).

WHEREAS, the Company is a party to that certain Investors’ Rights Agreement, dated as of May 20, 2022, by and among the Company and the Investors party thereto (as amended, restated, or modified from time to time, the “Investors’ Rights Agreement”).

WHEREAS, the Company is a party to that certain Voting Agreement, dated as of May 20, 2022, by and among the Company, the Investors that are a party thereto and those certain other stockholders of the Company that are a party thereto (as amended, restated, or modified from time to time, the “Voting Agreement”).

WHEREAS, the “Transaction Agreements” shall mean, collectively, the Purchase Agreement, the ROFR Agreement, the Investors’ Rights Agreement and the Voting Agreement.

WHEREAS, the following individuals now desire to purchase share of Convertible Preferred Stock (as defined in the Purchase Agreement) pursuant to the Purchase Agreement: Daranda Catto, Doug Burkhalter, David S. Spewak and Douglas M. Worley (the “New Investors”).

WHEREAS, the Company and the Investors now wish to amend each of the Transaction Agreements in certain respects, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.        Joinder. By executing this Amendment, each of the New Investors hereby agrees, effective as of the Effective Date, to become a party to each Transaction Agreement, and, for all purposes of each Transaction Agreement, the undersigned shall be included as a party thereto. In furtherance of the foregoing, by executing this Amendment, each of the New Investors hereby executes each Transaction Agreement, authorizes the appropriate officers and directors of the Company to attach such New Investor’s signature page of this Amendment to a counterpart of each Transaction Agreement to form a part thereof.

2.        Amendments to Purchase Agreement. The Purchase Agreement is hereby amended as follows:

a.Section 1.2 is deleted in its entirety and replaced with the following:

“1.2Closing; Delivery; Purchase Price Payments

(a)The initial purchase and sale of the Shares as contemplated under this Section 1.2 shall take place remotely via the exchange of documents and signatures on the date hereof or such other date as the Company and the Purchasers mutually agreed upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b)The Company shall issue the Shares being purchased by each Purchaser against payment of the purchase price therefor by such Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company at such Closing and at the other times as set forth in Section 1.2(d), as applicable.

(c)Within thirty (30) days following each Closing with respect to the Shares being issued at such Closing, and within thirty (30) days following each other date on which Shares are issued by the Company pursuant to the terms of Section 1.2(d), the Company shall deliver to each Purchaser a certificate representing the Shares purchased by such Purchaser, which certificates shall bear any legends required by any of the Transaction Agreements.

(d)With respect to the Initial Closing, the Purchase Price shall be delivered by the Purchasers to the Company, and the Shares being purchased by the Purchasers shall be issued by the Company to the Purchasers, as follows:

(i)At the Initial Closing, the following shall occur:

(A)Schwazze shall deposit one hundred percent (100%) of the Purchase Price attributed to the Shares being purchased by it pursuant to Section 1.1(a) (which amount is $2,000,000) (the “Schwazze Escrow Funds”) by wire transfer of immediately available funds with Secured Trust Escrow, a California corporation (the “Escrow Agent”), and no Shares shall be issued by the Company to Schwazze in exchange for the Schwazze Escrow Funds at such time;

(B)Techas shall deposit $2,600,000 of the Purchase Price attributed to the Shares being purchased by it pursuant to Section 1.1(a) (the “Techas Escrow Funds”) by wire transfer of immediately available funds with the Escrow Agent, and no Shares shall be issued by the Company to Techas in exchange for the Techas Escrow Funds at such time;

(C)the Founders and Others Group shall deposit one hundred percent (100%) of the Purchase Price attributed to the Shares being purchased by the Founders and Others Group pursuant to Section 1.1(a) (which amount is $1,854,000) (the “Founders and Others Group Escrow Funds”, and together with the Major Purchasers’ Escrow Funds, the “Escrow Funds”) by wire transfer of immediately available funds with the Escrow Agent, with each Purchaser of the Founders and Others Group depositing a pro-rata portion of such funds with the Escrow Agent based on the ratio of total Shares that such Purchaser is purchasing pursuant to Section 1.1(a) bears to the total Shares being purchased by the Founders and Others Group pursuant to Section 1.1(a) (the “Founders and Others Group Ratio”), and no Shares shall be issued by the Company to the Founders and Others Group in exchange for the Founders and Others Group Escrow Funds at such time; and

(D)the Major Purchasers’ Escrow Funds shall be deposited and held by the Escrow Agent in a non-interest bearing account pursuant to that certain Amended and Restated Escrow Agreement dated as of the date of the Omnibus Agreement by and among the Escrow Agent, Schwazze, Techas and the Company (the “Major Purchasers’ Escrow Agreement”) and applied by the Escrow Agent in accordance with the terms of this Section 1.2(d); and

(E)the Founders and Others Group Escrow Funds shall be deposited and held by the Escrow Agent in a non-interest bearing account pursuant to that certain Amended and Restated Escrow Agreement dated as of the date of the Omnibus Agreement by and among the Escrow Agent, the Founders and Others Group and the Company (the “Founders and Others Group Escrow Agreement”, and together with the Major Purchasers’ Escrow Agreement, the “Escrow Agreements”) and applied by the Escrow Agent in accordance with the terms of this Section 1.2(d).

(F)if at least $6,454,000 of the Escrow Funds is not deposited with the Escrow Agent pursuant to this Section 1.2(d)(i) within sixty (60) days of the Initial Closing, then the Escrow Funds actually deposited with the Escrow Agent at such time shall be returned by the Escrow Agent to the Purchasers, with each Purchaser receiving the amount of Escrow Funds originally deposited by such Purchaser, respectively, with the Escrow Agent.

(ii)Once the aggregate amount of the Escrow Funds deposited with the Escrow Agent in accordance with Section 1.2(d)(i) is equal to at least $6,454,000, then the following shall occur:

(A)the Escrow Agent shall release all of the Major Purchasers’ Escrow Funds to the Company, and upon the Company’s receipt of such funds, 1,098,901 Shares shall be issued by the Company to Schwazze and 1,428,571 Shares shall be issued by the Company to Techas; and

(B)the Escrow Agent shall release all of the Founders and Others Group Escrow Funds to the Company, and upon the Company’s receipt of such funds, an aggregate of 1,018,679 Shares will be issued by the Company to the Founders and Others Group, with each such Purchaser receiving his, her or its pro-rata portion of such Shares based on the Founders and Others Group Ratio.

(e)Sale of Additional Shares of Convertible Preferred Stock.

(i)After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, up to 741,758 additional Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such Shares) (the “Additional Shares”), to one (1) or more purchasers (the “Additional Purchasers”), for an additional amount of aggregate sales proceeds of up to $1,350,000, provided that (i) such subsequent sale is consummated prior to ninety (90) days after the Initial Closing, (ii) each Additional Purchaser becomes a party to the Transaction Agreements (as defined below) (other than the Preferred Stock Designation, the Indemnification Agreements, the Stockholders’ Agreement and the Escrow Agreements), by executing and delivering a counterpart signature page to each of the Transaction Agreements to the Company, (iii) each Additional Purchaser executes and delivers a Joinder Agreement to the Company, and (iv) each Additional Purchaser who has a Spouse on the date of the applicable Closing shall cause such Additional Purchaser’s Spouse to execute and deliver to the Company a Spousal Consent. Exhibit A to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Closing and the Additional Purchasers purchasing such Additional Shares.

(ii)The Bridge Purchaser shall sell all or a portion of the Shares purchased by the Bridge Purchaser under this Agreement (the “Bridge Shares”) to the Company equal to the number of Excess Additional Shares, at a purchase price of $1.82 per Share. “Excess Additional Shares” means the number of Additional Shares equal to (A) the aggregate number of Additional Shares sold by the Company pursuant to Section 1.2(e)(i), less (B) 549,450 Additional Shares (i.e., $1,000,000/$1.82). For clarification, the Bridge Purchaser is obligated to sell Bridge Shares pursuant to this Section 1.2(e)(ii) only if and to the extent that the aggregate number of Additional Shares sold by the Company exceeds 549,450 Additional Shares. Such required sale of Bridge Shares under this Section 1.2(e)(ii) shall occur in connection with any sale of Additional Shares that results in any Excess Additional Shares. The Bridge Purchaser hereby waives any right or claim to receive any preferred dividend accrued with respect to the Bridge Shares that the Bridge Purchaser sells to the Company pursuant to this Section 1.2(e)(ii).”

b.Section 1.3 is deleted in its entirety and replaced with the following:

“1.3Use of Proceeds. The Company will use the proceeds from the sale of the Shares for working capital and general corporate purposes and for making $5,200,000 in aggregate cash payments required to be made by the Company under the NFuzed Colorado Contribution Agreement, the NFuzed California Contribution Agreement and the Level 10 Contribution Agreement and for working capital, investment and general corporate purposes, including without limitation, the Company’s contemplated investment in Bioforma LLC (the “Bioforma Investment”).”

c.Section 1.5 is amended by inserting the following new definitions in the appropriate alphabetical order:

“Bridge Purchaser” means Doug Burkhalter.

“Omnibus Amendment” means that certain Omnibus Amendment dated as of July 7, 2022 by and between the Company and the investors listed on Exhibit A attached thereto.

“Techas Escrow Funds” has the meaning set forth in Section 1.2(d)(i)(B).

d.Section 1.5 is amended by deleting the following definitions in their entirety and replacing them with the following:

“Founders and Others Group” means, collectively, Manchester Partners, L.L.C., a Missouri limited liability company, Bart Holtzman, Zach Friedman, Tony Talamo, Mission Investments, LLC, a Missouri limited liability company, Daranda Catto, the Bridge Purchaser, David S. Spewak and Douglas M. Worley.

“Major Purchasers’ Escrow Funds” means, collectively, the Schwazze Escrow Funds and the Techas Escrow Funds.

“Purchaser” means each of the Purchasers who is initially a party to this Agreement and any Additional Purchaser who becomes a party to this Agreement at a subsequent Closing under Section 1.2(e).

e.Section 1.5 is amended by deleting the following definitions in their entirety: “Initial Techas Escrow Funds”; and “Remaining Techas Escrow Funds”.

f.Exhibit A (Schedule of Purchasers) attached thereto is deleted in its entirety and replaced with the Exhibit A attached hereto and incorporated herein by this reference

3.        Initial Closing Date. The parties hereto acknowledge and agree that the Initial Closing as contemplated under Section 1.2(a) of the Purchase Agreement shall take place and occur on the date hereof.

4.        Amendment to ROFR Agreement. The ROFR Agreement is hereby amended by deleting Schedule A (Investors) in its entirety and replacing it with Schedule A (Investors) attached hereto and incorporated herein by this reference.

5.        Amendments to Investors’ Rights Agreement. The Investors’ Rights Agreement is hereby amended as follows:

a.The introductory paragraph is amended by changing the reference in the last line thereof from “Section 4.10” to “Section 5.10”.

b.Section 2.10 is amended by changing the reference in the last line thereof from “Section 4.10” to “Section 5.10”.

c.Section 5.5 is amended by changing the reference in the last line thereof from “Section 4.5” to “Section 5.5”.

d.Section 5.6 is amended by changing the reference in the fourth sentence thereof from “Section 4.6” to “Section 5.6”.

e.Section 5.9 is amended by changing the references in the last sentence thereof from “Section 4.9” to “Section 5.9”.

f.Schedule A (Investors) attached thereto is deleted in its entirety and replaced with Schedule A (Investors) attached hereto and incorporated herein by this reference.

6.        Amendment to Voting Agreement. The Voting Agreement is hereby amended by deleting Schedule A (Investors) in its entirety and replacing it with Schedule A (Investors) attached hereto and incorporated herein by this reference.

7.        Miscellaneous Provisions. Except as expressly amended by this Amendment, all terms, conditions, and provisions of the Transaction Agreements shall continue in full force and effect. This Amendment, together with the Transaction Agreements, constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior representations, understandings and agreements between the parties hereto with respect to such subject matter. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction). This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via email or other means of electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

COUNTERPART SIGNATURE PAGE TO OMNIBUS AMENDMENT

IN WITNESS WHEREOF, the undersigned party(ies) has executed this Omnibus Amendment as of the date first written above.

COMPANY:

MISSIOIN HOLDINGS US, INC.

By:	/s/ Doug Burkhalter
Doug Burkhalter
Chief Executive Officer

[Signature page to Omnibus Amendment]

COUNTERPART SIGNATURE PAGE TO OMNIBUS AMENDMENT

IN WITNESS WHEREOF, the undersigned party(ies) has executed this Omnibus Amendment as of the date first written above.

MEDICINE MAN TECHNOLOGIES, INC.
(D/B/A SCHWAZZE)

By:	/s/ Justin Dye
Justin Dye
Chief Executive Officer

[Signature page to Omnibus Amendment]

Exhibit A

SCHEDULE OF PURCHASERS

Intentionally Omitted

SCHEDULE A

INVESTORS

Intentionally Omitted